Exhibit 99.2

A N N O U N C I N G

World’s largest professional network on the Internet Data insights and matching technologies that bring together job seekers and employers

~277M Members worldwide >2 New Members per second 187M Monthly unique visitors Connect talent with opportunity at massive scale

Removing the friction from the job seeking and hiring processes to help move labor markets faster Machine-learning algorithms Data-driven matching technology

The key to connecting talent with opportunity at massive scale and building the Economic Graph is analyzing data to uncover insights. Here are some of Bright’s unique analyses

The Bright Employment Report

The companies that lead the charge in hiring veterans

Supply and demand of 2014’s most sought-after job categories and skills

30% of people who apply for a job on a Monday make it to the next step in the hiring process

What’s next? Following closing, several members of Bright’s team, including those from engineering and product, will join LinkedIn. Bright members and Hiring Solutions customers will be able to access existing data on its website through February 28.

Read LinkedIn’s blog post about the news here: Read Bright’s blog post about the news here: http://blog.linkedin.com/2014/02/06/welcome-bright-to-the-linkedin-family http://blog.bright.com/2014/02/06/bright-and-linkedin/ LinkedIn is under no duty to update any of the forward-looking statements after the date of this presentation to conform to actual results.